Credit Trade Agreement
(For Corporation)

To Hanvit Bank	May 29, 2001

Contracto : K-Tronik Asia Corp. Taewoong Chung
Address: 656 Munhyeong-ri, Opo-eup, Gwangju-si, Gyeonggi-do

I acknowledge that the ‘Bank Credit Trade Basic Articles” shall be applied when I execute the credit trade with Hanvit Bank (“Bank”) in accordance with the conditions below (loan related with collective account and current loan include the related articles and the trust loan includes the related credit trade articles) and confirm the articles below.

Article 1 (Trade Condition) The trade condition is as below.
Credit Subject (Credit Category)	Corporation Purchase Fund Loan	Trade Classification	Limited Trade
Credit (Limit) Amount	200,000,000 WON	Fund Usage	Operating Fund
Loan Opening Date	May 29, 2001	Final Redemption Date (Credit Term Expiration Date)	May 29, 2002
Interest Rate	Annually 7.0% However, should the loan term exceed 1 year, the interest rate can be altered per year according to the policy by bank.	Postponement Damage Rate	Annually %
Calculation method of interest rate and postponement damage	To calculate as a daily basis, regarding 1 year as 365 days. However, the foreign currency commerce traditions.trade follows the international customs and
Credit Execution Method	To execute in accordance with the application of those who qualify for certain amounts of requirements.
Redemption Method	To redeem freely. However, on the First Round Term Expiration Date, redeeming total amounts temporarily and on the Credit Term Expiration Date, redeeming the total amounts.
Set-off special agreement
Should the bank find the debtor insolvent (4 times postponement of themonthly payment of the installment savings, mutual installment and pre-funding system credit that are awarded as mortgage), the bank shall be able to set off or appropriate at performance through restoring by proxy. The current credit shall lose its term advantage from then. So the debtor shall pay it shortly.

Article 2 (Postponement Damage)

Article 2 (Postponement Damage)
-	Should the debtor fail to pay the interest, installment and principal on due dates, the debtor shall pay the postponement damage for the amount that have to be paid, shortly.
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Should the debtor fail to fulfill the obligation or lose the term advantage according to the Article 2.8 of Bank Credit Trade Basic Agreement, the debtor shall pay the postponement damage for remained credit loans from then on.

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The debtor shall pay the postponement damage for the interest that have to be paid until the date before the set-off and for the remained loans after set-off, as for the pre-funding system credit loan.

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The debtor shall pay the postponement damage shortly for the amounts that exceed the limit amount such as payment exceeding the limit or interest principal, as for the collective account loan and current loan.

Article 3 (To fix the total credit amount and to notify the installment redemption date table)
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As for the credit executed by installment, the total credit amount shall be fixed after final execution and the fixing method shall accord the installment redemption date table or other proof documents such as receipt.

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As for the credit executed by installment excluding installment loan or emergent loan, the bank shall compose of the installment redemption date table for the fixed total credit amount and notify such details to the debtor.

Article 4 (Curtailment and suspension)
As for the limit trade credit loan or installment loans, should the necessity occur due to fluctuated financial condition and debt maintenance, the bank shall be able to reduce the credit (limit) amount of Article 1 and suspend the loan execution despite the trade term after notifying to debtor. In such case, the debtor shall pay the amount that exceeds the limit due to curtailment, shortly.
Article 5 (Agreement for the collective account loans and current loans)
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As for the collective account loans and current loans, should the debt related with this agreement exist, the fund paid on account of collective bankbook basic account and current account (“Basic Account”) shall be appropriated automatically for the loan performance (the amount such as securities shall be excluded from such fund until paid and the paid securities shall be transfer to bank as mortgage of the credit in accordance with this agreement).

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As for the collective account loans and current loans, should the bank require to pay for the Basic Account exceeding the deposit balance or should the requirement of the automatic payment such as regular payment or various costs occur, the bank shall delver the loans through the Basic Account or automatically.

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As for the collective account loans and current loans, the bank shall pay the amount exceeding the limitation of Article 1 according to the autonomous decision by the bank and the debtor shall pay the amount that exceeds the limit, shortly.

-	As for the collective account loans and current loans, the interest and postponement damage shall be deducted from the Basic Account or shall be added to the loans without regard to exceeding the limited amount. In such case, the debtor shall pay the amount that exceeds the limit, shortly.
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As for the current loans, should the debtor is compensate indebt by the bank by paying the bill and the check that the debtor issued, the debtor shall pay such amounts in accordance with this agreement by regarding it as loan debt.

-	As for the current loans, the bank shall not raise a suspicion should the bill and the check that the debtor issued be rejected to be paid due to the curtailment and suspension of Article 4.
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As for the current loans, the bank shall be able to grant the bill and the check that the debtor issued before the credit term expiration date, even after the credit term expiration date and the loan that occurs due to such reason shall follow this agreement

Article 6 (Commission fee for not using the agreed amounts)

As for the limit trade and foreign currency loans, the debtor shall pay the commission fee for the amount that haven’t used among the credit (limit) amount at Article 1, according to the policy of bank.

Article 7 (Promissory note grant duty and to provide the voluntary obligation)
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As for the bill loans, the debtor shall provide the bank with 1 promissory note stipulating the par-value and the payment date and 1 promissory note not stipulating the par-value and the payment date by collectively issuing them with joint surety.

-	As for the limit trade loans and loans exceeding 1 year, the debtor shall provide 1 promissory note not stipulating the par-value and the payment date by collectively issuing them with joint surety.
-	The bank shall be able to perform the blank bill of the previous article, should the debtor not fulfill the obligation until the credit term expiration date or lose previous advantage according to Article 7 of Bank Credit Trade Basic Agreement.
-	When executing the voluntary obligation in accordance with the previous article, the bill amount shall be within the amount adding the principal, interest, postponement damage and other costs.

Article 8 (Redemption currency and currency rate)

The principal of the currency loans shall be able to be redeemed with loan currency or KWN. When redeeming the loans with KWN, the applied currency rate shall be accord the to-customer telegraphic transfer sales rate at that redemption date.

Article 9 (Mortgage and insurance)

The debtor shall provide the bank with the facilities that is built or established as credit executing for this agreement with the land, building and other inside facilities, for the mortgage, should there be not other expression by the bank. Should the bank require, the debtor shall register the insurance of which kind and the amount accord the bank and shall establish the pledge of the insurance Anspruch for the bank.

Article 10 (Establishing the mortgage)
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To guarantee the debt in accordance with this agreement, the debtor shall establish the pledge of the accounts stipulated below (including ‘Trust’, same from now on) and complete the transfer of such certificates (bankbooks) for the bank.

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The validity of the pledge at previous clause shall influence the principal, gains (including amount accumulated after this agreement), interest added, right of the gains, special encouragement amount and legal encouragement amount.

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Even in case that the deposit enlarges the term, rewrite, renew, allot, annex, add, deduct or perform interest principal, the debtor shall acknowledge that the validity of the pledge influence above such factors and above the gain right even when the objective trust enlarges the term, is automatically enlarged due to payment postponement or altered according to category.

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The bank shall set-off or appropriate at performance through restoring by proxy for the account stipulated below and the debts according to the stipulations at the Bank Credit Trade Basic Agreement without performing the pledge right at the clause 1.

-	As for the clause 4, even as for the public trust, the bank shall foremost appropriate the gains that the bank hasn’t yet grant the debtor according to agreement, at the debt redemption.
•	Description of the accounts, objective of the pledge
N/A

Article 11 (Measurement regarding submission of the false documents)
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Should the false exist regarding the contents of the documents submitted related with the credit, or should the false exist regarding the frame name, the bank shall be able to stop dealing with new credit and take legal steps.

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Should part or all of the contents of document that the debtor submits additionally for the agreement with bank, other special agreement or self-assist preparation documents fail to perform, the bank shall be able to stop dealing with new credits and expire the term advantage stipulated at Article 7.5 of Bank Credit Trade Basic Agreement.

Article 12 (Other special agreement)
I definitely receive the Bank Credit Trade Basic Agreement and the copy of this agreement and full understand main contents.

656 Munhyeong-ri, Opo-myeon, Gwangju-si, Gyeonggi-do
K-Tronik Asia Corp.
Taewoong Chung (Official Seal)